Exhibit 99.3

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2013

C O N T E N T S

INDEPENDENT AUDITOR’S REPORT

To the Members of

Hibernia Energy, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Hibernia Energy, LLC and Subsidiaries (collectively, the Company) (A Delaware Limited Liability Company), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hibernia Energy, LLC and Subsidiaries as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Supplementary information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements of Hibernia Energy, LLC and Subsidiaries. The disclosures about oil and gas producing activities in Note 11 are presented for additional analysis and are not a required part of the consolidated financial statements.

The disclosures about oil and gas producing activities have not been subject to the auditing procedures applied in the audit of the consolidated financial statements of Hibernia Energy, LLC and Subsidiaries, and accordingly, we do not express an opinion or provide any assurance on it.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas

March 14, 2014

FINANCIAL STATEMENTS

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

ASSETS

CURRENT ASSETS
Cash	$1,299,107
Accounts receivable
Accrued oil and gas sales	3,015,724
Joint interest owners	110,828
Prepaid expenses	28,715
Derivative asset - current	91,008

Total current assets	4,545,382

OIL AND GAS PROPERTIES, full cost method
Cost being amortized, net of accumulated depletion of $4,129,404	122,922,447

Total oil and gas properties, net	122,922,447

OTHER ASSETS
Other property and equipment, net of accumulated depreciation and amortization of $79,891	145,513
Debt issuance costs, net	421,889

Total other assets	567,402

TOTAL ASSETS	$128,035,231

The Notes to Consolidated Financial Statements are an integral part of this statement.

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable, vendors	$9,191,769
Accrued revenue payable	3,021
Accrued interest payable	217,591

Total current liabilities	9,412,381

LONG-TERM LIABILITIES
Term loan facility	45,000,000
Asset retirement obligations	724,142
Derivative liability - non-current	737,821

Total long-term liabilities	46,461,963

Total liabilities	55,874,344

MEMBERS’ EQUITY	72,160,887

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$128,035,231

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

REVENUES
Oil and gas sales	$17,594,929
Loss on oil and gas derivative, net	(1,821,049)

Total revenues	15,773,880

EXPENSES
Oil and gas production expenses	1,720,797
Severance taxes and related expenses	843,254
Depletion, depreciation and amortization	3,417,012
Accretion of asset retirement obligations	18,715
General and administrative expenses	3,340,409

Total expenses	9,340,187

Income from operations	6,433,693

OTHER INCOME (EXPENSE)
Other income	160,274
Interest expense	(1,160,105)

Total other expense	(999,831)

NET INCOME	$5,433,862

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2013

BALANCE, beginning of year	$34,294,458

Cash contributions	32,532,567

Distributions	(100,000)

Net income	5,433,862

BALANCE, end of year	$72,160,887

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,433,862
Adjustments to reconcile net income to net cash provided by operating activities
Depletion, depreciation and amortization	3,417,012
Accretion of asset retirement obligations	18,715
Amortization of debt issuance cost	147,664
Market value adjustment for derivative instruments	646,813
Change in operating assets and liabilities
Accounts receivable	216,937
Accounts receivable JIB	(110,828)
Prepaid expenses and other assets	(1,764)
Accounts payable and revenue payable	(652,822)
Accounts payable, joint interest owners	(3,205,583)
Other accrued liabilities	206,933

Net cash provided by operating activities	6,116,939

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of oil and gas properties	8,552,998
Acquisition of oil and gas properties	(65,665,866)
Capital expenditures - drilling and development	(34,486,030)
Capital expenditures of non-oil and gas fixed assets	(122,074)

Net cash used in investing activities	(91,720,972)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	(443,752)
Proceeds from term loan facilities	73,000,000
Principal payments of debt	(28,000,000)
Proceeds from capital contributions	32,532,567
Distributions	(100,000)

Net cash provided by financing activities	76,988,815

Net decrease in cash and cash equivalents	(8,615,218)

CASH, beginning of year	9,914,325

CASH, end of year	$1,299,107

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2013

(CONTINUED)

CASH PAID DURING THE PERIOD FOR
Interest	$344,224

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Addition to oil and gas properties for asset retirement obligations	$705,427

Settlement of ARO on sale of oil and gas properties	$(67,324)

Accrued capital expenditures	$8,383,291

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Hibernia Energy, LLC and Subsidiaries (collectively, the Company) is a Delaware Limited Liability Company formed on July 28, 2010 to conduct oil and gas exploration, drilling and development operations in the continental United States.  The majority of the Company’s operations are in the state of Texas and most notably in the Permian Basin.

Principles of Consolidation

The consolidated financial statements include the accounts of the following wholly-owned subsidiaries: Hibernia Resources, LLC, a Texas Limited Liability Company, and Hibernia Holdings, LLC, a Texas Limited Liability Company.  All intercompany accounts and transactions are eliminated in consolidation.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties.  Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including costs directly related to overhead and related asset retirement costs are capitalized.  Costs incurred to maintain producing wells and related equipment and lease and well operating costs are charged to expense as incurred.  Depreciation and depletion expense for oil and gas producing property and related equipment was $3,392,761 for the year ended December 31, 2013.  The Company had capitalized costs being amortized of $127,051,851, less accumulated depletion and amortization of $4,129,404 as of December 31, 2013.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, will be amortized on the unit-of-production method using estimates of proved reserves.  Investments in unevaluated properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.  If the results of an assessment indicate that the properties are impaired; the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a “ceiling test,” which limits such costs to the aggregate of the estimated present value (discounted at 10 percent) of future net revenues from proved reserves, using the first of the month un-weighted average pricing for the year, based on current operating conditions, plus the lower of cost or fair market value of unevaluated properties.  The Company had capitalized costs, net of depletion, of $122,922,447 which did not exceed the estimated present value of future net revenues from proved reserves.  As such, no impairment was recorded for the year ended December 31, 2013.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Oil and Gas Properties — Continued

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves, in which case the gain or loss is recognized in the operating results of the Company.  Abandoned properties are accounted for as adjustments of capitalized costs with no loss recognized.  The Company sold its remaining 7.5% interest in the Martin and Palo Pinto counties effective January 1, 2013.  The Company did not recognize a gain or loss on the divestiture.  See further disclosure regarding the sale in Note 3.

The Company excludes from amortization the cost of unevaluated properties, the cost of exploratory wells in progress and major development projects.  The Company did not have any costs excluded from amortization at December 31, 2013.

Property Acquisitions Accounted for as Business Combinations

The Company accounts for the acquisition of oil and gas properties under the requirements of Accounting Standards Codification Topic 805 (ASC Topic 805), Business Combinations, issued in December 2007, with additional guidance issued in April 2009.  ASC Topic 805 requires an acquiring entity to recognize all assets acquired and liabilities assumed at fair value under the acquisition method of accounting, provided they qualify for acquisition accounting under the standard.  The Company accounts for all property acquisitions that include working interests in proved leaseholds, both operated and non-operated, that would generate more than an immaterial balance of goodwill or gain as business combinations.  The Company does not apply acquisition accounting to the purchase of oil and gas properties entirely comprised of unproved leasehold, which is in compliance with ASC Topic 805.

The Company adopted ASC Topic 805 at inception, July 28, 2010.  In 2013, the Company purchased proven properties in Martin County.  See further disclosure in Note 4.  Accordingly, the Company conducted an assessment of net assets acquired, while transaction and integration costs associated with the acquisitions were expensed as incurred.

The Company uses relevant market assumptions to determine fair value and allocate purchase price, such as future commodity pricing for purchased hydrocarbons, market multiples for similar transactions and replacement value for certain equipment.  Many of the assumptions are unobservable.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Other Property and Equipment

Other property and equipment are carried at cost and consist of computer software, furniture and fixtures and office equipment.  Depreciation is provided for using the straight-line method over three to seven years based on the estimated useful life of the assets.  Depreciation and amortization expense for other property and equipment totaled $24,251 for the year ended December 31, 2013.  Repairs and maintenance are charged to expense as incurred.

Asset Retirement Obligations

The Company accounts for the asset retirement obligations in accordance with the ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410).  ASC Topic 410 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred.  A liability is incurred when a well is drilled.  The liability amounts are based on future retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the credit-adjusted risk-free rate of interest.  The retirement obligation is recorded at its estimated present value at the obligation’s inception with an offsetting increase to proved properties on the consolidated balance sheet.

Accretion of the discount of the estimated liability is recorded as an expense over the life of the asset.  See further disclosure regarding the asset retirement obligation at Note 8.

Debt Issue Costs

Direct costs totaling $638,750 associated with the Company’s term loan facility have been capitalized as of December 31, 2013 and are being amortized over the term of the loan facility using a method consistent with the interest method.  Accumulated amortization as of December 31, 2013 was $216,861.  Amortization expense was $147,664 for the year ended December 31, 2013.

Revenue Recognition

Oil and gas revenue is recognized when the product is sold to a purchaser, delivery has occurred and collectability of the revenue is reasonably assured.  The Company had no significant imbalance asset or liability as of December 31, 2013.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by ASC Topic 825, Financial Instruments (ASC Topic 825), consist of cash, accounts receivable, accounts payable, and accrued liabilities.  The carrying value of these instruments approximate fair value due to the short maturity of these instruments.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.  At December 31, 2013, the Company’s cash balance totaled $1,299,107.

Accounts Receivable

Accounts receivable include amounts due from oil and gas purchasers and amounts due from joint interest owners.  Accounts receivable, accrued oil and gas sales, consist of accrued revenues due under normal trade terms, generally requiring payment within 30 days of production.  Accounts receivable, joint interest owners, consist of joint working interest owner obligations generally due within 30 days of invoice date.  No interest was charged in 2013 on past-due balances.  The Company did not provide an allowance for doubtful accounts in 2013, based on management’s expectations that all receivables would be collected.  The Company has not realized material bad debt expenses in the past.

Commodity Hedging and Derivative Financial Instruments

From time to time, the Company utilizes derivative financial instruments, consisting of swaps, puts and calls, in order to manage exposure to changes in commodity prices.  These derivative contracts require financial settlements with counterparties based on the differential between a fixed price and a market price for a fixed quantity of oil and natural gas without the exchange of underlying volumes.  The notional amounts of these derivative contracts are based on expected production from existing wells.

The Company accounts for derivative contracts in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities, which established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities.

Currently, the Company has elected not to designate any derivative contracts as accounting hedges under the provisions of ASC Topic 815.  As such, all derivative contracts are carried at their fair value on the consolidated balance sheet and are marked-to-market at the end of each period with a related adjustment to earnings.

Any realized and unrealized gains or losses are recorded as gain (loss) on derivatives, net, as an increase or decrease in revenue in the consolidated statement of operations.  See further disclosure regarding commodity hedging at Note 5 and Note 8.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Income Taxes

The Company is organized as a Delaware Limited Liability Company and is treated as a flow-through entity for income tax purposes.  As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members of the Company even though such net taxable income or tax credits may not have actually been distributed.  Accordingly, no tax provision has been made in the consolidated financial statements of the Company since the income tax is an obligation of the members.

In 2006, the State of Texas enacted the Texas Margin Tax Bill effective January 1, 2008 for the tax year ended December 31, 2007.  The Company has not recorded a provision for the tax for the year ended December 31, 2013 as management does not believe the amount owed, if any, will be material to the Company.

The Company follows the provisions of ASC Topic 740, Income Taxes (ASC Topic 740), relating to accounting for uncertainties in income taxes.  ASC Topic 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements.  ASC Topic 740 requires that the Company recognize in their consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure.  Tax positions taken related to the Company’s pass-through status and those taken in determining their state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination.  Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits at December 31, 2013.  As of December 31, 2013, the Company’s tax years 2010 through 2013 remain subject to examination.

Concentration of Credit Risk

The Company’s financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable.  The Company places its cash with financial institutions.  At times, balances may be in excess of FDIC insurance limits.

The Company had revenues from two purchasers which accounted for over 78% of the 2013 oil and gas revenues and 100% of the oil and gas receivables at December 31, 2013.  This concentration of customers may impact the Company’s overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions.  The Company believes this risk is mitigated by the size, reputation and nature of its purchasers.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Concentration of Credit Risk — Continued

The majority of the Company’s revenues are from oil and gas production in Texas.  These concentrations may also impact the Company by changes in the Texas region.

Use of Estimates and Certain Significant Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes.  Actual results could differ from those estimates.  Significant assumptions are required in the valuation of proved oil and gas reserves which, as described above, may affect the amount at which oil and gas properties are recorded.  Estimation of asset retirement obligations also requires significant assumptions.  It is possible these estimates could be revised in the near term and these revisions could be material.

NOTE 2.   EQUITY-BASED COMPENSATION

ASC Topic 718, Compensation — Stock Compensation (ASC Topic 718), addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for:  (a) equity instruments of the Company, or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments.  ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions.  ASC Topic 718 generally requires that such transactions be accounted for using a fair value based method.

The Company was required to implement the provisions of ASC Topic 718 on May 16, 2013 when the Board of Managers authorized the issuance to certain key employees of management, certain management incentive units (MIU’s), entitling such persons to contractual distributions of profits of the Company if certain targeted investment returns are achieved.  The MIU’s will be accounted for according to the requirements of ASC Topic 718 due to the payouts being consistent with equity ownership of the Company based on the substantive terms of the instruments.

MIU’s represent non-voting equity interests and do not entitle the holders to voting rights.  Five million MIU’s have been authorized and 4,425,000 have been granted as of December 31, 2013.  As of December 31, 2013, there have been no distributions associated with the MIUs.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   EQUITY-BASED COMPENSATION — CONTINUED

The members’ equity accounts will be adjusted for distributions paid to the members and additional capital contributions that are made by the members.  All revenues, costs and expenses of the Company are allocated to the members in accordance with the Amended Formation Agreements.

The MIU’s represent non-voting equity interests and do not have an exercise price.  Members holding MIU’s shall be subject in all respects to the Amended Formation Agreements, including provisions relating to the distribution of such profits, information rights with respect to the Company, and competition and confidentiality.

Based on the relevant terms that define the MIU’s, these instruments should be treated as an equity ownership interest of the Company, with no value attributed and no expense recognized.  Similar instruments that qualify as equity-based compensation instruments (such as stock options and restricted stock) with similar performance metrics are considered performance vested instruments with no expense recognized until the Company’s achievement of such metrics are deemed “probable,” as defined by ASC Topic 718.

Given the aggressive metrics set forth by the Amended Formation Agreements as well as the practical scenarios under which similar instruments are typically realized by similar companies (units typically do not have value until a major asset liquidation event occurs, which cannot be deemed “probable” under ASC Topic 718 until it has occurred), the realization of these units is not probable at inception.

NOTE 3.   DIVESTITURES OF CERTAIN OIL AND GAS PROPERTIES

On April 22, 2013, the Company completed the sale of a portion its assets located in Martin and Palo Pinto Counties, Texas to an independent exploration and production company (the Purchaser) effective January 1, 2013.  The sale was comprised of the Company’s 7.5% interest in producing wells and leaseholds, in exchange for total net proceeds of $8,552,998.  Under the Full Cost Method, sales of oil and gas properties are accounted for as an adjustment of capitalized costs, with no gain or loss recognized, unless such adjustment would significantly alter the relationship between capitalized costs and proved oil and gas reserves attributable to a cost center.  The properties sold were comprised of a small portion of total reserves of the Company which would not significantly alter the relationship between capitalized costs and proved oil and gas reserves resulting in no gain on the sale.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.   ACQUISITIONS OF OIL AND GAS PROPERTIES

On May 17, 2013, the Company completed the acquisition of 100% working interest and associated net revenue interests ranging from 67.73% to 75.13% as of December 31, 2013 located in Martin County, Texas at a cost of approximately $65,665,866.  The acquisition consisted of proved, proved behind pipe, and proved undeveloped leasehold acreage.  The purchase was effective May 1, 2013.

The difference between the purchase price and the fair value of the assets was immaterial for the acquisition noted above and therefore, no goodwill or gain was recorded.  The allocation below represents the fair values assigned to each of the assets acquired and liabilities assumed:

Proven leaseholds	$63,393,000
Wells and related equipment	3,500,000
Asset retirement obligations assumed	(393,000)
Purchase price adjustments	165,866

Purchase price, net	$66,665,866

NOTE 5.   FAIR VALUE MEASUREMENTS

The Company follows the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements.

ASC Topic 820 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

ASC Topic 820 provides a framework for measuring fair value, establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets.  Any such adjustments were not material as of December 31, 2013.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.   FAIR VALUE MEASUREMENTS – CONTINUED

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1 – Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.  An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Inputs, other than quoted prices in active markets, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable.  Valuation under level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters.  Where observable prices or inputs are not available, valuation models are applied.

These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity.

The Company’s derivative contracts are carried at fair value under ASC Topic 820.  The fair value is based upon independently sourced market parameters.  To ensure these derivative contracts are recorded at fair value, valuation adjustments may be required to reflect the creditworthiness of the counterparty and constraints on liquidity.  Any such adjustment was not material for the year ended December 31, 2013.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.   FAIR VALUE MEASUREMENTS – CONTINUED

The following table presents the fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2013.  See Note 9 for further details on derivative contracts.

	Fair Value Measurements on a Recurring Basis
	Quoted
	Prices in	Other
	Active	Observable	Unobservable
	Markets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Asset - current
Commodity swap contracts at December 31, 2013	$—	$91,008	$—	$91,008

Total current asset	$—	$91,008	$—	$91,008

Asset - noncurrent
Commodity put option contracts at December 31, 2013	$—	$(333,599)	$—	$(333,599)

Liability - noncurrent
Commodity swap contracts at December 31, 2013	—	(404,222)	—	(404,222)

Total noncurrent asset	$—	$(737,821)	$—	$(737,821)

NOTE 6.   LONG-TERM DEBT

Credit Agreement

On September 25, 2013, the Company entered into a Credit Agreement with a new lender.  Pursuant to the Credit Agreement, from time to time, the Company may borrow the lesser of the available borrowing base, as determined by the Credit Agreement, or $150,000,000, which is the maximum borrowing capacity of the Credit Agreement.  The conforming borrowing base at the time of the agreement was $40,000,000, however, was re-determined to be $67,000,000 on December 30, 2013.  The Credit Agreement is secured by substantially all of the Company’s oil and gas properties.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.   LONG-TERM DEBT – CONTINUED

Credit Agreement – Continued

The borrowing base under Credit Agreement is re-determined semi-annually based on the Company’s ability to meet the compliance provisions of the agreement.  The outstanding balance on the Credit Agreement was $45,000,000 at December 31, 2013.

During 2013, outstanding balances on the term loan facility carried interest equal to the greatest of the Prime Rate in effect on such day, the Federal Funds Effective Rate in effect on such day plus ½ of 1% and the Adjusted LIBO Rate for a one month interest period on such day plus 1.0% based on the borrowing base utilization.  The average interest rate for 2013 was 2.74% with interest expense totaling $218,217 for the year ended December 31, 2013.  Interest on the Credit Agreement is due quarterly and all outstanding principal amounts are due at maturity.  The term loan facility matures on September 25, 2018.  The Company is subject to certain non-financial and financial covenants under the Credit Agreement, including a minimum current ratio of 1.0, and debt to EBITDAX of no less than 4.0 to 1.0.  The Company was in compliance with all financial covenants as of December 31, 2013.

Term Loan Facility

The Company entered into a Term Loan Facility (Loan Facility) with a lender on February 14, 2011.  Pursuant to the Loan Facility, from time to time, the Company could borrow the lesser of the available borrowing base, as determined under the terms of the Loan Facility, or $75 million, which was the maximum borrowing capacity of the Loan Facility.  The Loan Facility was secured by substantially all of the Company’s oil and gas properties located in Martin and Palo Pinto Counties, Texas.

During 2013, outstanding balances on the term loan facility carried interest as the sum of the Alternate Base Rate plus the applicable margin (ranging from 0.5% to 1.5%) or the sum of the LIBOR rate plus the LIBOR spread (ranging from 1.75% to 2.75%) based on the borrowing base utilization.  The average interest rate for 2013 was 3.75% with interest expense totaling $344,224 for the year ended December 31, 2013.  The Company settled and closed this loan facility on September 25, 2013 and repaid the $28,000,000 outstanding balance and all accrued interest.  The Loan Facility is closed and unavailable as of December 31, 2013.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.   ASSET RETIREMENT OBLIGATIONS

The Company accounts for its asset retirement obligations in accordance with ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410).  ASC Topic 410 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including: 1) the timing of liability recognition, 2) initial measurement of the liability, 3) allocation of asset retirement cost to expense, 4) subsequent measurement of the liability, and 5) related financial statement disclosure.  ASC Topic 410 requires that an asset retirement cost be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method.

The Company’s asset retirement obligations relate to future plugging and abandonment expenses of its oil and gas properties.  The following table shows the changes in the balance of the asset retirement obligations during the period through December 31, 2013:

Asset retirement obligations, beginning of year	$67,324
Liabilities recorded	705,427
Liabilities settled	(67,324)
Accretion expense	18,715

Asset retirement obligations, end of year	$724,142

NOTE 8.   COMMODITY RISK MANAGEMENT

The Company’s revenues are derived from the sale of oil and gas production.  Accordingly, the Company is exposed to risks associated with the volatility of oil and gas prices.  The Company, with the approval of the Board of Directors, has established a hedging program to hedge its expected oil and gas revenue against price volatility.

Hedging transactions may take the form of collars, swaps, options or other derivatives indexed to NYMEX or other commodity price indexes.  Such derivative contracts will not exceed anticipated production volumes, are expected to have a reasonable correlation between price movements in the futures market and the spot markets where the Company’s production is marketed.  Derivatives are expected to be closed as related production occurs, but may be closed earlier if anticipated downward price movement occurs or if the Company believes the potential for such movement has abated.  These derivatives are indexed to NYMEX WTI (West Texas Intermediate) crude prices and NYMEX natural gas prices.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.   COMMODITY RISK MANAGEMENT — CONTINUED

The following tables reflect the Company’s open commodity derivative contracts at December 31, 2013 and the associated volumes and corresponding NYMEX reference price.

		Purchased
	Oil Barrels -	Put
Delivery Period	Monthly	NYMEX

04/01/14 - 06/30/14	30,000	$90.00
07/01/14 - 09/30/14	30,000	$90.00
10/01/14 - 12/31/14	30,000	$90.00

		Written
	Oil Barrels -	Swap
Delivery Period	Monthly	NYMEX

01/01/14 - 03/31/14	30,000	$94.53
04/01/14 - 06/30/14	30,000	$94.53
07/01/14 - 09/30/14	30,000	$94.53
10/01/14 - 12/31/14	30,000	$94.53

		Written
	Oil Barrels -	Swap
Delivery Period	Monthly	NYMEX

01/01/14 - 03/31/14	75,000	$95.30
04/01/14 - 06/30/14	75,000	$95.30
07/01/14 - 09/30/14	75,000	$95.30
10/01/14 - 12/31/14	75,000	$95.30

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.   COMMODITY RISK MANAGEMENT — CONTINUED

		Purchased
	Oil Barrels -	Put
Delivery Period	Monthly	NYMEX

01/01/15 - 03/31/15	30,000	$85.00
04/01/15 - 06/30/15	30,000	$85.00
07/01/15 - 09/30/15	30,000	$85.00
10/01/15 - 10/31/15	10,000	$85.00

		Written
	Oil Barrels -	Swap
Delivery Period	Monthly	NYMEX

01/01/15 - 03/31/15	45,000	$88.55
04/01/15 - 06/30/15	45,000	$88.55
07/01/15 - 09/30/15	45,000	$88.55
10/01/15 - 10/31/15	15,000	$88.55

		Written
	Oil Barrels -	Swap
Delivery Period	Monthly	NYMEX

01/01/15 - 03/31/15	30,000	$86.55
04/01/15 - 06/30/15	30,000	$86.55
07/01/15 - 09/30/15	30,000	$86.55
10/01/15 - 12/31/15	30,000	$86.55

The Company has chosen not to designate the swaps as “hedges” and therefore they do not qualify for hedge accounting treatment under ASC Topic 815.  The Company has recorded the contracts at fair value with the related gains and losses recorded as revenues from oil and gas producing activities.

During the year ended December 31, 2013, the Company recognized $1,821,049 of net losses from derivative instruments.  The loss includes a realized loss of $1,174,236 on settlements of derivative instruments during 2013.

Additionally, the Company recognized a current asset totaling $91,008, a current and a non-current liability totaling $333,599 and $404,222, respectively, related to the estimated fair value of the derivative instruments as of December 31, 2013.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.   COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office facilities in Houston, Texas with a remaining lease term 26 months.  Rent expense charged to operations amounted to $98,232 for the year ended December 31, 2013.

The following is a schedule by year of rental payments due under operating leases as of December 31, 2013:

Year Ending December 31,
2014	$68,266
2015	68,266
2016	11,378

$147,910

Environmental Issues

The Company’s operations are subject to risks normally incidental to the exploration for, and the production of, oil and gas, including blowouts, fires, and environmental risks such as oil spills or gas leaks that could expose the Company to liabilities associated with these risks.  In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated.  The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company.  No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto.

In addition, the Company is subject to extensive regulation at the federal and state levels that may materially affect its operations.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.   SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after December 31, 2013 and through March 14, 2014, the date the consolidated financial statements were available to be issued.

Through March 14, 2014, the Company has drawn an additional $26,000,000 on the Credit Agreement, bringing the outstanding balance held by the Company to $71,000,000.

The following table reflects derivative contracts entered into subsequent to December 31, 2013, and the associated volumes and corresponding NYMEX reference prices.  These derivatives are indexed to NYMEX Natural Gas prices.

	Natural Gas -	Purchased	Written
	MMBTUs	Put	Call
Delivery Period	Monthly	NYMEX	NYMEX

03/01/14 - 05/31/14	300,000	$4.00	$4.88
06/01/14 - 08/31/14	300,000	$4.00	$4.88
09/01/14 - 11/30/14	300,000	$4.00	$4.88
12/01/14 - 12/31/14	100,000	$4.00	$4.88

	Natural Gas -	Purchased	Written
	MMBTUs	Put	Call
Delivery Period	Monthly	NYMEX	NYMEX

01/01/15 - 03/31/15	300,000	$3.75	$4.59
04/01/15 - 06/30/15	300,000	$3.75	$4.59
07/01/15 - 09/30/15	300,000	$3.75	$4.59
10/01/15 - 12/31/15	300,000	$3.75	$4.59

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

(UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Company. Natural gas volumes include natural gas liquids.

Proved reserves as of December 31, 2013 were estimated by qualified petroleum engineers of the Company using historical data.

All information set forth herein relating to the proved reserves as of December 31, 2013, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the Company. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines estimates of proved reserves, and the future net revenues from which present values are derived, are based on an un-weighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

The proved reserves, all held within the United States, as of December 31, 2013 together with the changes therein are as follows:

	Natural Gas	Crude Oil	Total
	Mcf	Bbl	Mboe

Quantities of proved reserves:
Balance December 31, 2012	6,990,690	3,175,880	4,340,995
Revisions	3,220,832	303,729	840,534
Extensions	4,976,790	2,248,340	3,077,805
Acquisition of reserves	18,262,140	8,288,470	11,332,160
Production	(370,992)	(162,329)	(224,161)

Balance December 31, 2013	33,079,460	13,854,090	19,367,333

	Natural Gas	Crude Oil	Total
	Mcf	Bbl	Mboe

Proved developed reserves
December 31, 2012	5,537,230	2,514,380	3,437,252
December 31, 2013	10,067,300	4,158,640	5,836,523

Proved undeveloped reserves
December 31, 2012	1,453,460	661,500	903,743
December 31, 2013	23,012,160	9,695,450	13,530,810

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

(UNAUDITED) — CONTINUED

Standardized measure of discounted future net cash flows relating to proved reserves for 2013 was as follows:

Future cash inflows	$1,491,194,050
Future production and development costs:
Production	326,330,880
Development	202,159,020
Future state taxes	10,438,358

Future net cash flows	952,265,792

10% discount for estimated timing of cash flows.	(605,099,966)

Standardized measure of discounted future net cash flows	$347,165,826

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2013 to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs.  Future production costs do not include any general and administrative expenses. The standardized measure presented here does not include the effects of federal income taxes as the tax basis for the Properties is not applicable on a go-forward basis. A discount factor of 10% was used to reflect the timing of future net cash flows.  The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the Properties. The discounted future cash flow estimates do not include the effects of derivative instruments. Average sales price per commodity follows:

Natural Gas per Mcf	$5.56
Crude Oil per Bbl	$94.36

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

(UNAUDITED) — CONTINUED

The principal changes in standardized measure of discounted future net cash flows were as follows for 2013:

Standardized measure of discounted future net cash flows - beginning of year	$57,733,870
Changes from:
Production, net of production costs	(15,030,878)
Net change in prices and production costs	40,254,305
Net change in future development costs	31,099,527
Acquisition of reserves	127,843,950
Extensions and discoveries	60,044,010
Previously estimated development costs incurred	6,292,288
Revisions of previous quantity estimates	15,232,007
Accretion of discount	13,314,731
Net change in taxes	(2,967,694)
Change in timing and other	13,349,710

Aggregate change in standardized measure of discounted future net cash flows	$347,165,826